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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2000

                             PIONEER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                           1-9859                     06-1215192
         --------                           ------                     ----------
(State or other   jurisdiction of        (Commission                   (IRS Employer
         incorporation)                    File No.)                   Identification No.)

700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                              77002
-----------------------------------------                              -----
(Address of principal executive offices)                               (Zip Code)


Registrant's telephone number, including area code:                 713-570-3200
                                                                    ------------


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On December 15, 2000, the Registrant issued a press release announcing that its wholly-owned subsidiary, Pioneer Corporation of America ("PCA"), was delaying the payment of interest due on December 15, 2000, on PCA's outstanding 9 1/4% Senior Secured Notes due June 2007. The press release also disclosed that the Registrant has entered into discussions with an institutional investor with respect to a three-year credit facility of up to $35 million subject to specified conditions. It was stated that if the new financing is consummated within thirty days, Pioneer will be able to pay the delayed interest payment within the grace period allowed by the Notes, and that necessary consents will be sought from the holders of the Registrant's senior indebtedness. Further, the Registrant disclosed that if the financing is not arranged or if the necessary consents are not obtained, the Registrant will seek a restructuring of the senior indebtedness.


ITEM 7.  Financial Statements and Exhibits.

         The following exhibit is filed with this report:

         EXHIBIT NO.                         DESCRIPTION
         -----------                         -----------
             99(a) Press Release issued by Pioneer Companies, Inc. on December 15, 2000.




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PIONEER COMPANIES, INC.



December 19, 2000                           By: /s/ PHILIP A. ABLOVE
                                                --------------------------------
                                                    Philip A. Ablove
                                                    Executive Vice President and
                                                    Chief Financial Officer


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